UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

KONA GRILL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51491	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

On May 27, 2008, the Board of Directors of Kona Grill, Inc., a Delaware corporation (the “Company”), adopted the Company’s Stockholder Rights Plan (the “Rights Plan”) and a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”). The dividend is payable to stockholders of record on May 28, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) at a price of $55.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment and subject to the terms and conditions set forth in the Rights Plan. The description and terms of the Rights are set forth in a Rights Agreement dated as of May 27, 2008, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust, as Rights Agent (the “Rights Agent”).

Distribution Date; “Acquiring Person”

The Rights are not exercisable until the “Distribution Date.” Under the Rights Agreement, a “Distribution Date” generally occurs upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock. Except in certain situations specified in the Rights Agreement, any person or group of affiliated or associated persons who becomes the beneficial owner of 20% or more of the Company’s outstanding shares of Common Stock is an “Acquiring Person” under the Rights Plan. In addition, any person who (i) inadvertently crosses the 20% ownership threshold, and (ii) promptly divests itself of Common Stock so that it owns less than 20% of the Company’s outstanding Common Stock, would not be deemed an “Acquiring Person” under the Rights Agreement if the Board of Directors so determines.

Evidence of Rights; Transfer and Detachment; Right Certificates

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), the Rights will be evidenced, with respect to Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates together with a copy of the Summary of Rights; new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. In certain circumstances, the detachment of Rights (and the issuance of separate Right Certificates) may be deferred by prior action of the Company’s Board of Directors.

Exercisability; Expiration

The Rights are not exercisable until the Distribution Date. Once exercisable, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Preferred Stock, at the Purchase Price of $55.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment. The Rights will expire on the earlier of May 28, 2011 or May 31, 2009 if our stockholders have not approved the adoption of the Rights Agreement by that date, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below and provided in the Rights Agreement.

Adjustments

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations, or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1.0% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

Preferred Stock

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Rights reflect (and entitle the registered holder to) a right to purchase one one-thousandth of a share of Preferred Stock. Each share of Preferred Stock will be entitled, when, as, and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution, or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1.00 per share (plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of such payment) or (b) 1,000 times the payment made per share of Common Stock. Each whole share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation, or other transaction in which outstanding shares of Common Stock are converted or exchanged, each whole share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights of holders of Preferred Stock are protected by customary antidilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation, and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

“Flip-In” Provision/Purchase Right

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

“Flip-Over” Provision/Purchase Right

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision is required to be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the transaction (or its parent) having a market value (at the time of such transaction) of two times the exercise price of the Right.

Exchange Provision

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by the Acquiring Person of 50% or more of the outstanding shares of the Company’s Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences, and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

Redemption

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”), payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors of the Company determines to be appropriate. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than those of any Acquiring Person, whose Rights will have become void).

Interpretation; Board Approvals

The Board of Directors of the Company has the sole authority to administer the Rights Plan and to exercise all rights and powers granted to the Board or to the Company, or as are otherwise advisable in the administration of the Rights Plan, including the power to (i) interpret the terms and provisions of the Rights Agreement and (ii) make all determinations appropriate for the administration of the Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend the Rights Agreement). All such interpretations and determinations in good faith are final and binding on the parties (including the Rights holders) and do not subject the Board (or the directors) to any liability to the holders of Rights.

Rights and Holders

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Further Information

The form of Rights Agreement between the Company and the Rights Agent, specifying the terms, provisions and conditions of the Rights, and which includes as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares are attached hereto as exhibits and incorporated herein by reference. The summary description of the Rights Plan, the Rights Agreement and the Rights, set forth above, does not purport to be complete and is qualified in its entirety by reference to these exhibits.

Item 3.03 Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number
3.4	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of Kona Grill, Inc.
4.5	Rights Agreement, dated as of May 27, 2008, between Kona Grill, Inc. and Continental Stock Transfer & Trust, as rights agent.
99.1	Press Release issued by Kona Grill, Inc. dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008

KONA GRILL, INC.

By: /s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number
3.4	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of Kona Grill, Inc.
4.5	Rights Agreement, dated as of May 27, 2008, between Kona Grill, Inc. and Continental Stock Transfer & Trust, as rights agent.
99.1	Press Release issued by Kona Grill, Inc. dated May 28, 2008.